UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
AMENDMENT NO. 1

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

_____________________________________________________________________________________________

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Rule 14a-12

TELVUE CORPORATION

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M.,

JUNE 10, 2009

To the Stockholders of TelVue Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (“TelVue”), will be held at the executive offices of TelVue located at 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054 on June 10, 2009 at 10:00 A.M. for consideration of and action upon the following matters:

I.	Election of four (4) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and
II.	Approval of TelVue’s 2009 Stock Option Plan; and
III.	Such other matters as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 28, 2009 as the Record Date for determination of holders of Common Stock of TelVue entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such Record Date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TELVUE.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF TELVUE IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD JUNE 10, 2009. TELVUE’S PROXY STATEMENT AND 2008 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: http://www.cstproxy.com/telvue/2009.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John Fell

John Fell, Secretary

May 7, 2009

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

DATED May 7, 2009

PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying Proxy on or about May 8, 2009, to each stockholder of record of TelVue Corporation (“TelVue”) at the close of business on April 28, 2009 (“Record Date”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of TelVue to be held on June 10, 2009 at 10:00 A.M. at the executive offices of TelVue located at 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

REVOCABILITY OF PROXY

Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board’s nominees for director, FOR the approval of the 2009 Stock Option Plan, and FOR any other matter properly presented for a vote at the meeting.

Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of TelVue in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

DISSENTER’S RIGHT OF APPRAISAL

The matters submitted to the stockholders for their approval will not give rise to dissenter’s appraisal rights under Delaware law.

PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of TelVue. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of TelVue, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by TelVue. TelVue will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of TelVue’s Common Stock outstanding was 48,561,644 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed Proxy, the shares of common stock represented by such Proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the meeting for purposes of determining the presence of a quorum. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. An affirmative vote of the majority of the outstanding shares of all classes of stock entitled to vote, present in person or by proxy at the meeting, is required for approval of the 2009 Stock Option Plan. Abstentions will have the effect of a “no” vote with respect to the proposal for approval of the 2009 Stock Option Plan and broker non-votes will have no effect on the outcome of the proposal.

Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of TelVue from Science Dynamics Corporation cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of TelVue. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the Record Date, certain information with respect to each person who was known to TelVue to be a beneficial owner of more than five percent (5%) of TelVue’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
H.F. (Gerry) Lenfest 300 Barr Harbor Drive Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	78.3%

(1)	As of the Record Date, 48,561,644 shares of Common Stock were outstanding.

Security Ownership of Management

The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors, the named executive officers, including significant employees of TelVue, and by all directors and officers as a group. With the exception of Mr. Lenfest, the address of all the persons listed below is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class (1)
H.F. (Gerry) Lenfest 300 Barr Harbor Drive, Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	78.3%
Jesse Lerman President, Chief Executive Officer and Director	300,000 (2)	.6%
Joy Tartar Director	85,702.2%
Robert Lawrence Director	39,285.1%
Paul Andrews Senior Vice President of Sales and Marketing	300,000 (3)	.6%
Dan Pisarski Vice President of Engineer and Technical Support	100,000 (4)	.2%
Randy Gilson Vice President of Technical Services	511,800 (5)	1.0%
John Fell Secretary, Treasurer and Controller	150,000 (6)	.3%
Joseph M. Murphy Former President, Chief Executive Officer and Director	600,000 (7)	1.2%
All Directors, Officers and Significant Employees as a Group (9 Persons)	40,620,873 (2) (3) (4) (5) (6) (7)	82.5%

(1)	As of the Record Date, 48,561,644 shares of Common Stock were outstanding.
(2)	Includes 300,000 shares issuable to Jesse Lerman upon exercise of vested stock options held by Mr. Lerman.
(3)	Includes 300,000 shares issuable to Paul Andrews upon exercise of vested stock options held by Mr. Andrews.
(4)	Includes 100,000 shares issuable to Dan Pisarski upon exercise of vested stock options held by Mr. Pisarski.
(5)	Includes 250,000 shares issuable to Randy Gilson upon exercise of vested stock options held by Mr. Gilson.
(6)	Includes 150,000 shares issuable to John Fell upon exercise of vested stock options held by Mr. Fell.
(7)	Includes 440,000 shares issuable to Joseph Murphy upon exercise of vested stock options held by Mr. Murphy.

PROPOSAL 1

ELECTION OF DIRECTORS

Effective December 31, 2008, TelVue’s Board of Directors decreased from six members to five members upon the resignation of Joseph M. Murphy. The Board was further reduced from five members to four members upon the untimely death of Frank J. Carcione in January 2009. Four (4) directors will be elected to hold office subject to the provisions of TelVue’s bylaws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The following table sets forth the name, age, position with TelVue and respective director service dates of each person who has been nominated to be a director of TelVue:

Name	Age	Position(s) With TelVue	Director Since
H. F. (Gerry) Lenfest	78	Chairman and Director	1989
Jesse Lerman	36	President, Chief Executive Officer and Director	2008
Joy Tartar	46	Director	2001
Robert Lawrence	50	Director	2004

The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

H. F. Lenfest has been a director of TelVue since 1989. Mr. Lenfest has interests in various privately held companies and has been the Chairman of the Lenfest Group, LLC since January 2000. From 1974 until January 2000, Mr. Lenfest was the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries. Lenfest Communications, Inc. and its subsidiaries were engaged in operating cable television systems, and providing cable advertising and programming. Mr. Lenfest has been a director of Environmental Tectonics Corporation since March 2003.

Jesse Lerman has been a director of TelVue since January 2008. He has served as President and Chief Executive Officer of TelVue Corporation since December 23, 2008. Prior to that, he served as Executive Vice President of Engineering for TelVue beginning on March 12, 2007 when Princeton Server Group, Inc. was acquired by TelVue. Prior to joining TelVue, Mr. Lerman was CEO of Princeton Server Group, Inc., a digital video server company which he co-founded in 2003. Prior to that, he served a number of technical roles including Director of Software at Cable Video-on-Demand pioneers Sarnoff Real-Time Corporation and DIVA Systems, Inc. from July 1994 to October 2002.

Joy Tartar, CPA, has been a director of TelVue since 2001. She has been the Chief Financial Officer for the Lenfest Group, LLC since January 2000. From January 1996 through December 1999, Ms. Tartar was the Vice President of Finance for Radius Communications, a cable advertising and sales company serving the greater Philadelphia and Harrisburg, PA areas, and a former subsidiary of Lenfest Communications, Inc. From January 1994 through December 1995, Ms. Tartar was the Controller for Starnet, Inc., a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc.

Robert Lawrence has been a director of TelVue since 2004. He has been the Chief Operating Officer of the Lenfest Media Group since June 2005. Mr. Lawrence held the position of Senior Vice President of Operations of Starnet LP, a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc. from October 2003 through May 2005. One of the limited partners in StarNet, LP was H.F. Lenfest. Mr. Lawrence worked as a consultant from June 2000 to October 2003. From 1996 to June 2000, Mr. Lawrence was the Executive Vice President of Suburban Cable, a subsidiary of Lenfest Communications, Inc. Prior to this appointment, Mr. Lawrence held various positions with increasing responsibility since joining Suburban Cable in 1978.

Corporate Governance

The Board of Directors held three meetings during the year ended December 31, 2008, and acted by unanimous consent on several other occasions during 2008. All directors attended 100% of the Board meetings, with the exception of Frank Carcione, who did not attend two of the three meetings. All members of the Board of Directors are strongly encouraged, but not required, to attend TelVue Corporation’s annual meeting of stockholders. All Board members attended the 2008 annual meeting of stockholders.

The employee directors of TelVue receive no compensation for serving as directors. Non-employee directors (other than Mr. Lenfest) receive $500 paid in shares of common stock of TelVue for each meeting of the Board attended. H.F. Lenfest receives no compensation for serving as a director.

TelVue has a standing Audit Committee consisting of two members, Joy Tartar and Robert Lawrence. The Board of Directors has determined that Ms. Tartar, the Chairman of the Audit Committee is independent (as that term is defined by Rule 4200 of the Nasdaq Stock Market, Inc.’s audit committee independence rules (as currently in effect)). Ms. Tartar possesses the attributes of an audit committee financial expert (as that term is defined in Item 407(d)(5) of Regulation S-K of the regulations promulgated by the Securities and Exchange Commission (“SEC”). The Audit Committee is responsible for monitoring the integrity of TelVue’s financial reporting process and systems of internal controls for finance, accounting and regulatory compliance and reviewing the independence and performance of TelVue’s independent auditors and internal auditing functions, and related matters. There were two meetings of the Audit Committee in 2008. TelVue has not adopted an audit committee charter. The Stock Option Committee consists of Joy Tartar and Robert Lawrence. There was one meeting of the Stock Option Committee held in 2008. TelVue does not have a standing Nominating Committee. The Board of Directors has determined not to create a standing Nominating Committee because the Board has and will continue to serve the functions of such a committee. TelVue does not have a nominating committee charter.

TelVue does not have a standing compensation committee. Based on the small size of the company and the related number of employees, the Board of Directors has determined that a compensation committee is not currently necessary. The Chairman of the Board of Directors has served and will continue to serve the functions of such a committee. The Chairman has sole authority in determining director compensation and the President and CEO’s compensation using company performance and market conditions as an aid. The President and CEO makes recommendations regarding compensation for other executives based on the same parameters. These recommendations are reviewed and approved by the Chairman of the Board on an annual basis. TelVue has not adopted a compensation committee charter.

The Board of Directors consisted of Messrs. Lenfest, Murphy, Carcione and Lawrence, and Ms. Tartar from October 2004 to December 2008, when Mr. Murphy resigned. Mr. Carcione died in January 2009. Mr. Lerman joined the Board in January 2008. Mr. Lawrence and Ms. Tartar are independent (as that term is defined by Nasdaq Rule 4200). By virtue of his stock ownership and his employment status, Messrs. Lenfest and Lerman, respectively, are not independent. By virtue of their past employment status, Messrs. Murphy and Carcione were not independent.

Description of Director Qualifications, Nominating Process and Shareholder Nominations

Members of TelVue’s Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which TelVue and divisions may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and TelVue’s charter and bylaws.

The Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chairman of the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Board of Directors which will then prioritize the candidates and determine if any of the members of the Board or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Chairman, President and CEO and at least one member of the Board of Directors will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a shareholder, on the same basis.

The Board of Directors will consider director candidates recommended by TelVue’s shareholders in accordance with the following procedures. Shareholders may make recommendations with regard to nominees for election to the Board of Directors at future annual meetings of shareholders by submitting in writing a notice, received by the Secretary of TelVue at least 60 days prior to the date on which TelVue first mailed its proxy materials for the prior year’s annual meeting of shareholders, or, if TelVue did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of TelVue which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing shareholder(s), and (vi) the number of shares of common stock owned by the proposing shareholder(s). All nominees for director, including nominees recommended by a shareholder, shall be evaluated on the same basis.

Shareholder Communications with the Board of Directors

TelVue has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of TelVue Corporation at 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed TelVue’s audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by Auditing Standards No. 61 (Communication with Audit Committee) with Pressman Ciocca Smith LLP, TelVue’s independent accountants.

The Audit Committee has received written disclosures from Pressman Ciocca Smith LLP required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant’s independence from TelVue and has discussed with Pressman Ciocca Smith LLP their independence from TelVue. The Audit Committee has considered whether the provision of the services provided by Pressman Ciocca Smith LLP is compatible with maintaining Pressman Ciocca Smith LLP’s independence.

Based on the review and discussions referenced above, the Audit Committee recommended that TelVue’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee:
Joy Tartar
Robert Lawrence

PROPOSAL 2

APPROVAL OF THE 2009 STOCK OPTION PLAN

The Board of Directors and the stockholders of TelVue previously adopted and approved the 1999 Stock Option Plan (the “1999 Plan”) in order to provide officers and other employees of TelVue financial incentives in the form of options to purchase shares of TelVue’s common stock. The 1999 Plan expires on May 10, 2009, and no options may be issued under the 1999 Plan after that date. Subject to the approval of TelVue’s stockholders as described in this Proxy Statement, on May 4, 2009, the Board of Directors adopted the 2009 Stock Option Plan (the “2009 Plan” or “Plan”) so that financial incentives in the form of stock options may be issued in the future to attract and retain the services of highly competent officers, directors, employees and consultants of TelVue. A copy of the 2009 Plan is included as Appendix A to this Proxy Statement. The material terms of the Plan are described below.

Description of the 2009 Plan

The purpose of the 2009 Plan is to promote the overall financial objectives of TelVue and TelVue’s stockholders by motivating officers, directors, employees and consultants to achieve long-term growth of the company, and by retaining the association of those individuals who are instrumental in achieving this growth, through the acquisition and ownership of TelVue’s common stock. As of May 4, 2009, approximately 2 officers, 3 directors, 19 employees and 2 consultants were eligible to be selected for participation in the Plan.

Under the 2009 Plan, TelVue may grant incentive stock options (“ISOs”) and stock options that do not qualify as ISOs (non-qualified stock options or “NQSOs”). Subject to the approval of TelVue’s stockholders, 10,000,000 shares of TelVue’s common stock will be reserved for issuance pursuant to the exercise of options granted under the Plan. The number of shares so reserved is the maximum number of shares that may be issued to an individual or in the aggregate under the Plan. The number of shares reserved under the Plan, the number of shares covered by each outstanding option and the option price per share of each outstanding option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of the common stock or other capital adjustment effected without receipt of consideration by TelVue. If any outstanding option granted under the Plan expires, lapses or is terminated for any reason, the shares of common stock allocable to the unexercised portion of such option may again be the subject of an option granted pursuant to the Plan. As of May 4, 2009, the market value of the shares reserved for issuance under the Plan was approximately $600,000. No options have been granted and no option grants are determinable under the Plan as of the date of this Proxy Statement.

The 2009 Plan will be administrated by either the Board of Directors of TelVue or the Stock Option Committee (the “Committee”) as appointed from time to time by the Board of Directors composed of two or more non-employee directors. The Committee shall from time to time at its discretion grant options under the Plan and shall have plenary authority to determine who are the participants, when the options will be granted, the number of shares of common stock of TelVue to be covered by such grants and the price and other terms thereof. The interpretation and construction by the Committee of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

The per share option price for any option granted under the Plan shall not be less than 100% of the fair market value of a share of common stock on the grant date. If TelVue’s common stock is listed on a national securities exchange, the fair market value is the closing price of the common stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded. If the common stock is not listed on a national securities exchange, the fair market value will be as determined by the Committee in good faith subject to applicable law. If an ISO is granted to an optionee who then owns, directly or by attribution under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”), shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of TelVue, then the option price shall be not less than 110% of the fair market value of a share on the grant date.

At the time of exercise, a participant must either pay TelVue the full purchase price of the option shares in cash, by bank check payable to the order of TelVue or using such other mode of payment as the Committee may approve.

No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such option may be exercised only by such person. No NQSO granted under the Plan may be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

Options granted under the Plan may not have exercise periods exceeding ten years from the date of grant, subject to sooner expiration upon the occurrence of certain events set forth in the Plan which are generally applicable to all options granted under the Plan. With respect to an ISO granted to a 10% stockholder of TelVue, such option will terminate no later than five years from the date of grant.

The 2009 Plan is effective as of May 4, 2009, the date it was adopted by the Board of Directors, but shall terminate unless the Plan is approved by TelVue’s stockholders within 12 months of such date. No options may be granted under the Plan ten years after the effective date or such earlier date as the Board of Directors or the Committee may determine. After termination of the Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the Plan.

The Plan may be amended or terminated by the Board of Directors or the Committee at anytime without approval by the stockholders, provided that no action shall be taken without the approval of the stockholders to increase the maximum number of shares as to which options may be granted or change the class of individuals eligible to participate.

Federal Income Tax Consequences Under the 2009 Plan

The following is a brief description to the federal tax consequences of stock options which may be granted under the 2009 Plan under present tax laws.

ISOs.       There is no immediate federal income tax consequence to either a participant or TelVue upon the grant of an ISO. The participant will not have to recognize any income upon the exercise of an ISO, and TelVue will not be allowed any deduction, as long as the participant (i) exercises the ISO while employed by TelVue or within three months following the termination of his or her employment and (ii) does not dispose of the shares issued upon exercise within two years from the date the ISO was granted or within one year from the date the shares were transferred to the participant, referred to as the “holding period.” For this purpose, the renewal, extension or modification of the terms of an outstanding ISO will generally be treated as the grant of a new ISO. Upon a sale of the option shares after the holding period has expired, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such option shares, but no deduction will be allowed to TelVue.

If a participant disposes of option shares before the holding period expires, the participant will recognize ordinary income in the year of disposition, and TelVue will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the option shares on the date of exercise over the option price of the option shares or (b) the excess of the amount realized from such disposition over the option price of the option shares. Where option shares are sold before the holding period expires, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the option shares exceeded the fair market value of the option shares on the date of exercise.

For alternative minimum tax purposes, the excess of the fair market value of the option shares on the exercise date over the option price will be treated as a positive adjustment to the participant’s alternative minimum taxable income for the year the ISO is exercised and thus, exercise of an ISO may result in liability for alternative minimum tax.

NQSOs.       There is no federal income tax consequence to either a participant or TelVue upon the grant of a NQSO. Upon the exercise of a NQSO, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each option share on the date of exercise over the option price, and TelVue will be entitled to a federal income tax deduction of the same amount. A participant’s tax basis in shares acquired upon exercise of a NQSO will equal the fair market value of such shares on the date of exercise, and any subsequent gain or loss from the sale of such shares will be a short-term or long-term capital gain or loss, depending upon the holding period of such shares.

The foregoing discussion of the federal tax consequences of options granted under the Plan is a summary of current tax law and is not intended to provide tax advice.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has unanimously approved the 2009 Plan. The Board of Directors recommends a vote FOR the approval of the 2009 Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights Compensation Plans	Number of Securities Remaining Available for Future Issuance Under Equity
Equity Compensation Plans Approved by Security Holders	5,995,000	$.062	4,765,000
Equity Compensation Plans Not Approved by Security Holders (a)	500,000 (b)	.033	-
Total	6,495,000	$.062	4,765,000

(a)

In December 1997, TelVue adopted a director compensation plan. Under this plan, each non-employee director, other than the majority stockholder, is compensated $500 for each meeting attended by receiving shares of Common Stock issued at the higher of per share fair market value of the Common Stock as of the Board of Directors meeting date or $.05 per share.

(b)	Shares issued by TelVue to certain consultants of its former TelVue Virtual Television Network (TVTN) business segment.

CODE OF ETHICS

TelVue has adopted a Code of Ethics (as that term is defined in Item 406 of Regulation S-K of the regulations promulgated by the SEC) that applies to TelVue’s chief executive officer and senior financial officers. A copy of the Code of Ethics is available, without charge, by requesting it from the Secretary of TelVue Corporation at 16000 Horizon Way, Suite 500, Mount Laurel, NJ 08054 or by calling 1-856-273-8888. TelVue will publicly disclose any waivers or amendments to the Code of Ethics that applies to its chief executive officer and senior financial officers pursuant to the requirements of the SEC.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF TELVUE

Name	Age	Position(s) With TelVue
Jesse Lerman	36	President and Chief Executive Officer
John Fell	45	Secretary, Treasurer and Controller
Paul Andrews	48	Senior Vice President of Sales and Marketing
Dan Pisarski	33	Vice President of Engineering and Technical Support
Randy Gilson	48	Vice President of Technical Services

Biographical and Other Information Regarding the Executive Officers and Significant Employees of TelVue

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until his successor is duly elected and qualified.

Jesse Lerman. See “Election of Directors.”

John Fell has served as Secretary, Treasurer and Controller of TelVue since April 2, 2007. Prior to joining TelVue, Mr. Fell was the Controller of WPHL-TV in Philadelphia, a Division of Tribune Television Company from April 2003 to March 2007. He also served as an Assistant Treasurer of Tribune Television Company during the same time period. Prior to that, he was Assistant Controller for WPHL-TV from

September 2000 to March 2003.

Paul Andrews has served as Senior Vice President of Sales and Marketing of TelVue Corporation since March 13, 2009. Prior to that, he served as Vice President of New Business Development for TelVue beginning on March 12, 2007 when Princeton Server Group, Inc. was acquired by TelVue. Prior to joining TelVue, Mr. Andrews was Vice President of Product Marketing for Princeton Server Group, Inc., a digital video server company.

Dan Pisarski has served as Vice President of Engineering and Technical Support of TelVue Corporation since March 13, 2009. Prior to that, he served as Director – Software Development for TelVue Since February 11, 2008. Prior to joining TelVue, Mr. Pisarski held the position of Director – Software Development for Library Video Company in Wynnewood, PA.

Randy Gilson has been the Vice President of Technical Services since July 1993. Prior to that appointment, Mr. Gilson held positions of increasing responsibility since joining TelVue in 1986.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of compensation paid or accrued by TelVue for services rendered during the fiscal years ended December 31, 2008 and 2007, respectively, by each of the named executive officers and significant employees.

Name and Principal Position	Year	Annual Salary ($)	All Other Compensation (1)	Total ($)
Jesse Lerman President and CEO (2)	2008 2007	$155,930 $150,577	$3,898 $2,683	$159,828 $153,260
Joseph Murphy Former President and CEO (3)	2008 2007	$201,965 $205,000	$5,049 $5,125	$207,014 $210,125
John Fell Secretary, Treasurer and Controller	2008 2007	$117,425 $ 84,375	$2,886 $1,406	$120,311 $ 85,781
Paul Andrews Senior VP of Sales and Marketing	2008 2007	$126,980 $ 95,885	$2,695 $ 663	$129,675 $ 93,548
Dan Pisarski VP of Engineering and Tech. Support	2008 2007	$129,474 -	$1,894 -	$131,368 -
Randy Gilson VP of Technical Services	2008 2007	$132,406 $125,872	$3,310 $3,147	$135,716 $129,019

(1)	Consists of company funded contributions to TelVue’s 401k Plan.
(2)	Jesse Lerman was appointed President and Chief Executive Officer of TelVue by the Board of Directors on December 23, 2008.
(3)

Joseph Murphy resigned as President and Chief Executive Officer of TelVue on December 19, 2008. Pursuant to a separation package, TelVue will pay Mr. Murphy an amount equal to his annual salary ($200,150) at the time of his departure, on a bi-weekly basis until exhausted. In addition, Mr. Murphy received company paid benefits through March 31, 2009.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth information of outstanding equity awards of each named executive officers, including significant employees of TelVue during the fiscal year ended December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jesse Lerman President and CEO	200,000 100,000	- -	$.13 .035	3/30/17 5/02/18
Joseph M. Murphy Former President and CEO	190,000 150,000 100,000	- - -	$.070 .025 .035	6/29/09 8/03/14 5/02/18
John Fell Secretary, Treasurer and Controller	50,000 100,000	- -	$.05 .035	3/31/18 5/02/18
Paul Andrews SVP Sales and Marketing	200,000 100,000	- -	$.13 .035	3/30/17 5/02/18
Dan Pisarski VP Engineering and Technical Support	100,000	-	$.035	5/02/18
Randy Gilson VP of Technical Services	50,000 100,000 100,000	- - -	$.070 .025 .035	6/29/09 8/03/14 5/02/18

DIRECTOR COMPENSATION

Name	Stock Awards/Total
Joy Tartar	$500
Robert Lawrence	$500

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Since November 2, 1989, TelVue has funded its expansion and operating deficit from the proceeds of the sale of shares of TelVue’s Common Stock and Preferred Stock to Mr. H.F. Lenfest, TelVue’s majority stockholder, and from loans from Mr. Lenfest. From November 1989 to February 1996, TelVue borrowed an aggregate of $6,128,712 from Mr. Lenfest. These loans and accrued interest were repaid in their entirety during 2003. On March 5, 2001, TelVue borrowed $650,000 from Mr. Lenfest to fund a portion of the Source acquisition, at an interest rate of prime plus one percent (1%) compounded and due on or before January 1, 2004. This loan was repaid in its entirety in 2001.

In addition to the borrowings noted above, during January 1995, Mr. Lenfest purchased from Science Dynamics Corporation (“Science”), TelVue’s non-interest bearing note in the amount of $541,000 (the “Science Note”). The Science Note was originally issued by TelVue to Science and was payable December 31, 1996. The maturity date of the Science Note had been extended by TelVue and Mr. Lenfest on a yearly basis. On June 16, 2005, the members of the Board of Directors of TelVue and Mr. Lenfest, extended the maturity date of the non-interest bearing Science Note in the principal amount of $541,000 to January 1, 2011.

On March 9, 2001, with the acquisition of the assets of Source for $1,300,000, TelVue paid $1,000,000 in cash and $300,000 pursuant to a promissory note (the “Source Note”). The Source Note had a term of three years. Interest only was payable monthly during year one at the rate of 8% per annum. Beginning in year two, both principal and interest were payable monthly at the rate of 5.06% per annum. During the first quarter of 2004, TelVue paid the remaining balance on the Source Note in its entirety.

On April 27, 2005, TelVue entered into a Line of Credit Note (the “2005 Note”) with Mr. Lenfest. The 2005 Note was secured to provide funding to grow the TVTN Network. Under the terms of the 2005 Note, TelVue may borrow, from time to time, up to the maximum principal amount of the 2005 Note which is $3,800,000. The minimum advance under the 2005 Note is $100,000 and the interest rate of the 2005 Note is equal to the prime rate plus one percent (1%). The 2005 Note contains customary events of default, including, among others, non-payment of principal and interest and in the event TelVue is involved in certain insolvency proceedings. In the event of a default, all of the obligations of TelVue under the 2005 Note may be declared immediately due and payable. The 2005 Note is unsecured and will expire six years from the date of the first advance, which is November 23, 2011, unless extended or renewed. Principal and interest on the 2005 Note are also due and payable on November 23, 2011. During the year ended December 31, 2007, TelVue borrowed $1,600,000 under the terms of the 2005 Note, bringing outstanding borrowings under the 2005 Note to $3,800,000 and accrued interest on the borrowings to $716,632 as of December 31, 2008, fully exhausting this note.

As a result of the anticipated exhaustion of the credit under the 2005 Note, TelVue entered into an additional Line of Credit (the “2006 Note”) with Mr. Lenfest on November 3, 2006, in the principal amount of Ten Million Dollars ($10,000,000). Under the 2006 Note, TelVue may request up to $5,000,000 for general working capital. TelVue may request up to an additional $5,000,000 available under this Line of Credit for purposes other than general working capital upon mutual agreement by TelVue and Mr. Lenfest. The minimum advance under the 2006 Note is $100,000 and the interest rate on the 2006 Note is equal to the prime rate plus one percent (1%). The 2006 Note contains customary events of default, including, among others, non-payment of principal and interest and in the event TelVue is involved in certain insolvency proceedings. In the event of a default, all of the obligations of TelVue under the 2006 Note may be declared immediately due and payable. The 2006 Note is unsecured and will expire six years from the date of the first advance under the 2006 Note unless extended or renewed. Principal and interest on the 2006 Note are also due and payable six years from the date of the first advance under the 2006 Note, which was December 26, 2006. As of December 31, 2008, TelVue had borrowed $10,000,000 under the 2006 Note with accrued interest in the amount of $1,200,461, fully exhausting this note.

As a result of the anticipated exhaustion of the line of credit under the 2006 Note, TelVue entered into an additional Line of Credit (the “2007 Note”) with Mr. Lenfest on December 21, 2007, in the principal amount of $2,300,000. The minimum advance under the 2007 Note is $100,000 and the interest rate on the 2007 Note is equal to the prime rate plus one percent (1%). The 2007 Note contains customary events of default, including, among others, non-payment of principal and interest and in the event TelVue is involved in certain insolvency proceedings. In the event of a default, all of the obligations of TelVue under the 2007 Note may be declared immediately due and payable. The 2007 Note is unsecured and will expire six years from the date of the first advance under the 2007 Note unless extended or renewed. Principal and interest on the 2007 Note are also due and payable six years from the date of the first advance under the 2007 Note, which was May 5, 2008. As of December 31, 2008, TelVue had borrowed $2,150,000 under the 2007 Note with accrued interest in the amount of $43,615.

As a result of the anticipated exhaustion of the line of credit under the 2007 Note, TelVue entered into an additional Line of Credit (the “2009 Q1 Note”) with Mr. Lenfest on March 2, 2009, in the principal amount of $400,000. The minimum advance under the 2009 Q1 Note is $100,000 and the interest rate on the 2009 Q1 Note is equal to the prime rate plus once percent (1%). The 2009 Q1 Note contains customary events of default, including, among others, non-payment of principal and interest and in the event TelVue is involved in certain insolvency proceedings. In the event of a default, all of the obligations of TelVue under the 2009 Q1 Note may be declared immediately due and payable. The 2009 Q1 Note is unsecured and will expire six years from the date of the first advance under the 2009 Q1 Note unless extended or renewed. Principal and interest on the 2009 Q 1 Note are also due and payable six years from the date of the first advance under the 2009 Q1 Note, which was March 3, 2009. As of March 31, 2009, TelVue had borrowed $250,000 under the 2009 Q1 Note with accrued interest in the amount of $815.

On December 26, 2006, TelVue borrowed $400,000 from Mr. Lenfest under the 2006 Note to loan to Princeton Server Group, Inc. (“PSG”) to fund their operating expenses (the “PSG Note”). The PSG Note was a convertible note that bore interest at a rate of six percent (6%) per annum. No payments of principal or interest were due until July 1, 2007. Under the PSG Note interest accrued through July 1, 2007 was to be added to the principal. Interest was payable monthly from July 1, 2007 through January 1, 2008. The remaining balance was payable in forty eight (48) monthly installments of principal and interest commencing February 1, 2008. The note was scheduled to mature in January 2012. TelVue had the option to convert the unpaid principal balance of the note and all accrued interest into common stock of PSG. In connection with the PSG Note the TelVue received a warrant, which entitled TelVue to purchase 129,629 shares of common stock of PSG for $1.08 per share. The warrant was to commence on July 1, 2007 and expire on December 31, 2016. The PSG Note was forgiven on March 12, 2007, in connection with TelVue’s acquisition of all of the outstanding stock of PSG (see below).

On March 12, 2007, PSG was acquired by TelVue, for $6.1 million and the forgiveness of the PSG Note (described above). TelVue borrowed $6.1 million from Mr. Lenfest under the 2006 Note. PSG develops high performance digital video systems, appliances, and software that support capture, storage, manipulation and play-out of digital media in multiple popular formats. PSG markets their product to PEG TV and local origination broadcast stations, professional broadcast stations and schools and universities. TelVue acquired PSG as a complement to its TVTN Network with the objective being to offer towns, municipalities and schools a packaged turnkey product of hardware and software.

On June 16, 2005, Mr. Lenfest, the holder of all of TelVue’s outstanding Class A Redeemable Convertible Preferred Stock (the “Preferred Stock”), informed TelVue of his intent to convert all of his 3,518,694 shares of Preferred Stock into TelVue’s common stock. Each share of Preferred Stock was convertible into 6.667 shares of common stock. The conversion of the Preferred Stock to common stock occurred on August 2, 2005, upon Mr. Lenfest’s delivery of the Preferred Stock in the form of a lost certificate affidavit. As a result of the conversion, TelVue issued 23,459,133 shares of Common stock to Mr. Lenfest. Mr. Lenfest’s beneficial ownership interest in the common stock of TelVue, after the cancellation of the Warrants to purchase common stock described below, was approximately 78.3 percent as of December 31, 2006. The Preferred Stock was eliminated and is included as 23,459,133 shares of common stock in the stockholders’ equity section of the balance sheet. On August 21, 2006, the Board of Directors, with Mr. Lenfest abstaining from the action, waived the two year holding period required to receive the full voting power of ten votes per share for the 23,459,133 shares of common stock Mr. Lenfest received for the conversion of his preferred stock. The Preferred Stock had a par value of $1 per share and provided for a cumulative six percent (6%) semiannual dividend. The dividend was payable in cash or additional shares of Preferred Stock at $1 per share, at TelVue’s option. TelVue had accrued dividends on the Preferred Stock since the beginning of 1998, but no dividends had been paid. On June 16, 2005, Mr. Lenfest agreed to relinquish his right to all accrued but unpaid dividends attributable to the Preferred Stock. Therefore, $3,061,269 of accrued dividends was reversed and is included in stockholders’ equity as a decrease to TelVue’s accumulated deficit.

On June 16, 2005, the members of the Board of Directors of TelVue and Mr. Lenfest agreed to terminate a Warrant Agreement between Mr. Lenfest and TelVue. Pursuant to the Warrant Agreement, Mr. Lenfest had the right to purchase up to 29,915,160 shares of TelVue’s common stock for $.01 per share, the fair market value of the common stock on the grant date. The Warrant Agreement was entered into on March 15, 1991, in connection with a prior line of credit to TelVue provided by Mr. Lenfest.

At December 31, 2008, TelVue was indebted to Mr. Lenfest in the principal amount of $15,950,000 and accrued interest of $1,960,708. Other related transactions are described in Notes 4, 7, 8, 10 and 14 of the financial statements of TelVue’s 2008 Annual Report.

On December 19, 2008, Joseph M. Murphy resigned from his position as President and Chief Executive Officer of TelVue and Jesse Lerman was appointed to this position. Mr. Murphy also resigned as a director. Pursuant to his separation package, TelVue will pay Mr. Murphy an amount equal to his annual salary ($200,150) at the time of his departure, on a bi-weekly basis until exhausted. In addition, Mr. Murphy received company paid benefits through March 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the TelVue’s officers and directors, and persons who own more than ten percent of a registered class of TelVue’s equity securities, to file reports of ownership and changes in ownership with SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish TelVue with copies of all Section 16(a) forms they file.

Based solely on TelVue’s review of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for such persons, TelVue believes that during the fiscal year ended December 31, 2008 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders intending to submit proposals to be included in TelVue’s next Proxy Statement must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than December 31, 2009. Such proposals must relate to matters appropriate for stockholder action and be consistent with the rules and regulations of the SEC.

Stockholders intending to present proposals at the next annual meeting of TelVue, and not intending to have such proposals included in TelVue’s next Proxy Statement, must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than March 16, 2010. If notification of a stockholder proposal is not received by the above date, TelVue may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The accounting firm of Pressman Ciocca Smith LLP served as TelVue’s independent registered public accountants for the years ended December 31, 2008 and 2007, and will serve as TelVue’s independent registered public accountants for the year ending December 31, 2008. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

The following table sets forth the aggregate fees for services rendered by Pressman Ciocca Smith LLP to TelVue for the years ended December 31, 2008 and 2007.

	2008	2007
Audit fees	$78,665	$67,255
Audit related fees	-	10,800
Tax fees	24,933	12,284
All other fees	-	-

Total	$103,598	$90,339

Audit Fees: These amounts include fees for professional services rendered in auditing TelVue’s financial statements set forth in TelVue’s Forms 10-K for the years ended December 31, 2008 and 2007 and the reviews of TelVue’s quarterly financial statements set forth in TelVue’s Forms 10-Q in 2008 and 2007.

Audit-Related Fees: These amounts consisted of fees for due diligence in connection with the Princeton Server Group, Inc. acquisition.

Tax Fees: These amounts consisted of fees for tax consultation and tax compliance services.

Pressman Ciocca Smith LLP did not render any other services to TelVue in 2008 and 2007.

The Audit Committee has considered and determined that the non-audit services provided by Pressman Ciocca Smith LLP in 2008 and 2007 are compatible with maintaining the auditor’s independence.

All of the 2008 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by TelVue’s independent auditors, to the extent that rule was applicable during fiscal year 2008. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

OTHER INFORMATION

A COPY OF TELVUE’S ANNUAL REPORT ON FORM 10-K, INCLUDING EXHIBITS, FOR 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.

APPENDIX A

TELVUE CORPORATION

2009 STOCK OPTION PLAN

ARTICLE I

ESTABLISHMENT

1.1        Purpose. The TelVue Corporation 2009 Stock Option Plan (the “Plan”) is hereby established by TelVue Corporation (the “Company”). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers, directors, employees or consultants of the Company or its Affiliates, as defined herein, to enter into or remain in the service or employment of the Company or its Affiliates and to devote themselves to the Company’s success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the “Options”) to acquire the Company’s Common Stock, par value $.01 per share (the “Common Stock”).

ARTICLE II

STOCK SUBJECT TO PLAN

2.1        Aggregate Maximum Number. The maximum number of shares of the Common Stock for which Options may be granted under the Plan to an individual or in the aggregate is 10,000,000 shares (the “Option Shares”), which number is subject to adjustment as provided in Section 6.6. Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

ARTICLE III

TERM OF PLAN

3.1        Term of Plan. The Plan shall commence on May 4, 2009, the date of approval of the Plan by the Board of Directors of the Company (“Effective Date”), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date, as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). Any Options granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan on or after the date which is ten years after the Effective Date.

ARTICLE IV

ELIGIBILITY

4.1        Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted awards of Options shall be those directors, officers, employees or consultants of the Company or an Affiliate thereof who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee, may, from time to time, select persons to be granted Options and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the terms and conditions of the Option, the Committee may give consideration to the person’s functions and responsibilities, the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The term “Affiliates” shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

ARTICLE V

STOCK OPTIONS

5.1        Stock Options. Options granted under the Plan may be either ISOs, as defined herein, or NQSOs, as defined herein as designated in writing at the time of the grant (the “Grant Date”). Each Option granted under the Plan is intended to be an incentive stock option (“ISO”) within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) such ISO grant would fail to meet the limitations and restrictions on ISOs set forth in Subsections 5.2(a) and 5.2(b) below, or (ii) any Option is specifically designated at the Grant Date as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an “NQSO”). Under the Plan, Options may be granted to Optionees at such times, in such amounts, and on such terms and conditions as determined by the Committee, in accordance with the terms of the Plan.

5.2        Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (“Option Documents”) in such form as the Committee shall from time to time approve, subject to the following terms and conditions. Option Documents may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as “Optionees.”

(a)        Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. To the extent that the aggregate fair market value of Option Shares (determined as of the date each applicable ISO is granted) with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceeds $100,000, the portion of such options in excess of $100,000 shall be treated as NQSOs in accordance with Section 422(d) of the Code.

(b)        Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the “Option Price”), which shall be not less than 100% of the “Fair Market Value” of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market (“NASDAQ”), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value shall be determined in good faith by the Committee on the basis of such considerations as it deems appropriate and are consistent with section 409A of the Code and the regulations issued thereunder. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

(c)        Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

(d)        Initial Exercise. The Committee shall determine the time at which an Option or any portion thereof may first be exercised.

(e)        Termination of Options. All Options shall expire at such time as the Committee may determine and set forth in the Option Document, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the “Expiration Date”). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

(i)         In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

(ii)        Expiration of three months (or such shorter period as the Committee may select and set forth in the Option Document) from the date the Optionee’s employment or service with the Company or its Affiliates terminates for any reason other than (a) disability (within the meaning of section 22(e)(3) of the Code) or death, or (b) circumstances described by Subsection (e)(iv), below;

(iii)       In the event of a “Change in Control” (as defined in Subsection (f) below), the Committee can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option;

(iv)       In the case of an Option granted under the Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company or its Affiliates for Cause. For purposes of this Section, “Cause” shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee’s duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s standing and reputation, (D) Optionee’s continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price; or

(v)        Expiration of one year from the date the Optionee’s employment with the Company or its Affiliates terminates by reason of the Optionee’s disability (within the meaning of section 22(e)(3) of the Code) or death.

(f)        Change of Control. In the event of a Change in Control (as defined below), the Committee may take whatever action with respect to the Options outstanding under the Plan it deems necessary or desirable, including, without limitation, accelerating the Expiration Date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee or terminate any Option which has not then vested. A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events:

(i)         the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(ii)        the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

(iii)       the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation; or

(iv)       the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other than (A) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

(g)        Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(h)        Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(i)         Amendment. The Committee shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection (f) above.

5.3	Exercise.

(a)        Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, and (ii) satisfy the securities law requirements set forth in this Section 5.3.

(b)        Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

(c)        Notice of Disqualifying Disposition. An Optionee shall notify the Committee if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

ARTICLE VI

ADMINISTRATION

6.1        Stock Option Committee. The Plan shall be administered by the Board of Directors of the Company which may appoint a Stock Option Committee composed of two or more non-employee directors (as the term “non-employee directors” is defined under Rule 16b-3(b)(3) of the Exchange Act) and outside directors (as the term “outside directors” is defined under section 162(m) of the Code, and related Treasury regulations) to operate and administer the Plan in its stead. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the “Committee”.

6.2        Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

6.3        Discretion of Committee and the Board of Directors. The Committee shall from time to time at its discretion grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making such determinations the Committee may take into account the nature of the Optionee’s services and responsibilities, the Optionee’s present and potential contribution to the Company’s or its Affiliates success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

6.4        No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any benefit thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

6.5        Indemnification. In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Benefits hereunder (each a “Proceeding”) in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee unless within ten (10) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys’ fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

6.6        Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have the authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

ARTICLE VII

MISCELLANEOUS

7.1        Amendment of the Plan. The Committee may terminate, suspend, amend or otherwise modify the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment to the Plan which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of Option Shares as to which Options may be granted, will only be effective if such action is approved by the holders of common stock of the Company having a majority of the vote.

7.2        Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment or engagement of the Optionee with the Company or any of its Affiliates.

7.3        Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such Option Shares to satisfy such tax liabilities.

PROXY	TELVUE CORPORATION	PROXY

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 10, 2009

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. By returning this proxy card, the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matter incident to the conduct of the annual meeting.

1.	ELECTION OF DIRECTORS

H.F. Lenfest, Jesse Lerman, Joy Tartar, Robert Lawrence

☐	FOR all nominees listed above (except as marked to the contrary below.)

☐	WITHHOLD AUTHORITY to vote for nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

_______________________________________________________________________________________

2.	APPROVAL OF THE 2009 STOCK OPTION PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.    IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

The undersigned hereby appoints Jesse Lerman and John Fell proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation (“TelVue” or the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054 on June 10, 2009 at 10:00 a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2009. This proxy statement and TelVue’s 2008 Annual Report to Stockholders are available at http://www.cstproxy.com/telvue/2009.

Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

Please sign your name exactly as it is shown on the left. Corporate Officers, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

Date:_________________________________, 2009

_________________________________________

_________________________________________

Signature(s) of stockholder(s)